EXHIBIT 10

SUMMARY OF BONUSES
AWARDED TO EXECUTIVE OFFICERS
OF
GENEREX BIOTECHNOLOGY CORPORATION
IN RESPECT OF FY 2006

On September 8, 2006, the Board of Directors of Generex Biotechnology Corporation (the “Company”) awarded bonuses to its certain of its executive officers for the fiscal year ended July 31, 2006 as follows:

Anna E. Gluskin Chairman of the Board of Directors, President and Chief Executive Officer	$206,125
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer Secretary and Director	$157,625
Mark Fletcher Executive Vice President and General Counsel	$121,250

The bonuses based on performance reviews are payable, at each recipient’s discretion, in cash, in shares of the Company’s common stock, or a combination thereof, provided that (i) the number of shares, if any, shall be determined based on the average closing price of the Company’s common stock on the Nasdaq Capital Market for the 30 successive trading days ended September 7, 2006 ($1.45) and (ii) in any event, the bonuses must be paid in their entirety on or before October 20, 2006, after which date any unpaid portion will be forfeited. The bonuses were paid in cash prior to October 20, 2006.